UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 2, 2008

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 2, 2008, Computer Software Innovations, Inc. (“CSI”) and Logical Choice Technologies, Inc. (Logical Choice”) entered into a Reseller Agreement dated to be effective October 18, 2007. The Reseller Agreement evidences an affiliate arrangement between CSI and Logical Choice, whereby CSI has been granted the right to sell Promethean and AudioGear products in 33 counties in central and southwestern Alabama. The term of the arrangement is one year, subject to renewal and termination for convenience upon 30-days advance written notice. The agreement also requires CSI to promote and sell only AudioGear-branded audio solutions from Logical Choice in Alabama.

Certain additional information on the Reseller Agreement is contained in a press release of CSI dated January 9, 2007, which is filed herewith as Exhibit 99.1 and incorporated into this item.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Press Release of CSI dated January 9, 2008.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant Chief Financial Officer

Dated: January 9, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of CSI dated January 9, 2008.